21st Century Fox possible offer for Sky plc

FOR IMMEDIATE RELEASE

THIS ANNOUNCEMENT IS NOT AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE “CODE”) AND THERE CAN BE NO CERTAINTY THAT AN OFFER WILL BE MADE

New York, NY, December 09, 2016 – Twenty-First Century Fox, Inc. (“21st Century Fox”) notes the announcement made today by Sky plc (“Sky”) and confirms that it has reached an agreement in principle in relation to a possible offer (the “Possible Offer”) to acquire all of the outstanding shares in Sky it does not already own at a price of £10.75 per share payable in cash less the value of any dividends subsequently paid by Sky. However, certain material offer terms remain under discussion and the Possible Offer may or may not lead to an offer being made by 21st Century Fox.

The Independent Directors of Sky have indicated to 21st Century Fox that they are willing to recommend the Possible Offer, subject to reaching agreement on the other terms and conditions of any offer.

In the past several years, 21st Century Fox has consistently stated that its existing 39.1% stake in Sky is not a natural end position. A proposed transaction between 21st Century Fox and Sky would bring together 21st Century Fox’s global content business with Sky’s world-class direct-to-consumer capabilities, which have made it the number one premium pay-TV provider in all its markets. It would also enhance Sky’s leading position in entertainment and sport, and reinforce the U.K.’s standing as a top global hub for content generation and technological innovation.

There can be no certainty that any offer or transaction will proceed.

In accordance with Rule 2.6(a) of the Code, 21st Century Fox is required, by not later than 5.00 p.m. on January 06, 2017, to either announce a firm intention to make an offer for Sky in accordance with Rule 2.7 of the Code or announce that it does not intend to make an offer, in which case the announcement will be treated as a statement to which Rule 2.8 of the Code applies. This deadline can be extended with the consent of the Panel in accordance with Rule 2.6(c) of the Code.

About 21st Century Fox
21st Century Fox is the world’s premier portfolio of cable, broadcast, film, pay TV and satellite assets spanning six continents across the globe. Reaching more than 1.8 billion subscribers in approximately 50 local languages every day, 21st Century Fox is home to a global portfolio of cable and broadcasting networks and properties, including FOX, FX, FXX, FXM, FS1, Fox News Channel, Fox Business Network, FOX Sports, Fox Sports Network, National Geographic Channels, STAR India, 28 local television stations in the U.S. and more than 300 international channels; film studio Twentieth Century Fox Film; and television production studios Twentieth Century Fox Television and a 50% ownership interest in Endemol Shine Group. The Company also holds a 39.1% ownership interest in Sky, Europe’s leading entertainment company, which serves 22 million customers across five countries. For more information about 21st Century Fox, please visit www.21CF.com.

Cautionary Statement Concerning Forward-Looking Statements
This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could affect future results are contained in our filings with the Securities and Exchange Commission. There can be no assurance that the proposed transaction will be completed as anticipated or at all. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

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In accordance with Rule 26.1 of the Code, a copy of this announcement will be available (subject to certain restrictions relating to persons resident in restricted jurisdictions) on 21st Century Fox’s website at https://www.21cf.com/news/press-releases. The content of this website is not incorporated into, and does not form part of, this announcement.

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, whether pursuant to this announcement or otherwise. This is an announcement of a possible offer under Rule 2.4 of the Code and does not amount to an announcement of a firm intention to make an offer under Rule 2.7 of the Code or to proceed with any transaction.

The release, publication or distribution of this announcement in jurisdictions outside the United Kingdom may be restricted by law and, therefore, persons into whose possession this announcement comes should inform themselves about, and observe, such restrictions. Any failure to comply which such restrictions may constitute a violation of the securities law of any such jurisdiction.

Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

Contact details

Investor Contact:

Reed Nolte, + 1 212-852-7092, rnolte@21cf.com

Mike Petrie, + 1 212-852-7130, mpetrie@21cf.com

Media Contacts:

Nathaniel Brown, + 1 212-852-7746, nbrown@21cf.com

Miranda Higham, + 44 207-019-5632, mhigham@21cf.com

Brunswick London: Jonathan Glass, Andrew Porter	+44 (0) 20 7404 5959
Brunswick US:	+1 212 333 3810

Justin Dini, Laurie Hays